Exhibit 2.1

AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT, dated as of July 2, 2020 (this “Amendment”), is entered into by and among Leo Holdings Corp., a Cayman Islands exempted company (“Leo”), Clairvest GP Manageco Inc., an Ontario corporation (“Clairvest”) as a Seller Representative, Prism Data, LLC, a Delaware limited liability company (“Prism”) as a Seller Representative, and Leo Investors Limited Partnership, a Cayman Islands limited partnership (“Sponsor” and together with Leo, the Company, Blocker Corp, Clairvest and Prism, the “Parties”).

WHEREAS, the Parties previously entered into that certain Business Combination Agreement, dated as of April 23, 2020 (the “BCA”), by and among Leo, Digital Media Solutions Holdings, LLC, a Delaware limited liability company, CEP V DMS US Blocker Company, a Delaware corporation, Prism, CEP V-A DMS AIV Limited Partnership, a Delaware limited partnership, Clairvest Equity Partners V Limited Partnership, an Ontario, Canada limited partnership, CEP V Co-Investment Limited Partnership, a Manitoba, Canada limited partnership, Clairvest as a Seller Representative, and, solely for the limited purposes set forth therein, Sponsor.

WHEREAS, the Parties desire to amend the BCA pursuant to Section 12.9 of the BCA as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the BCA.

2.    Amendment to Section 10.3(d) of the BCA. Section 10.3(d) of the BCA is amended by replacing the reference therein to “$200,000,000” with “$100,000,000”.

3.    Amendment to Section 1 of Annex I of the BCA. The definition of Issuance Multiple in Section 1 of Annex I of the BCA is amended and restated in its entirety to be as follows:

““Issuance Multiple” means the quotient of (a) the product of 0.51, multiplied by the Outstanding Surviving Company Class A Shares Number, divided by (b) the difference of (i) the product of the Permitted Holders Company Pro Rata Portion, multiplied by the Equity Consideration, minus (ii) the product of 0.51, multiplied by the Equity Consideration; provided, however, that, if such quotient is less than one (1), the Issuance Multiple shall be one (1). For illustrative purposes only, if the Outstanding Surviving Company Class A Shares Number is 32,812,807, the Permitted Holders Company Pro Rata Portion is 75.9% and the Equity Consideration is 25,685,139 shares, the Issuance Multiple would be 2.62.”

4.    Miscellaneous.

(a)    This letter agreement may be executed in one (1) or more counterparts, all of which shall be considered one (1) and the same agreement, and shall become effective when one (1) or more such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Facsimile or electronic mail transmission of counterpart signatures to this Amendment shall be acceptable and binding.

(b)    Except to the extent specifically amended, modified or supplemented by this letter agreement, the BCA remains unchanged and in full force and effect and this Amendment will be governed by and subject to the terms of the BCA, as amended by this Amendment. From and after the date of this Amendment, each reference in the BCA to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the BCA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the Business Combination Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced Sections 12.4, 12.5, 12.7, 12.8, 12.9, 12.10, 12.11, 12.12, 12.16 and 12.17 of the BCA are incorporated in this Amendment by reference and shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have duly executed this letter agreement as of the date first written above.

LEO HOLDINGS CORP.

By:	/s/ Lyndon Lea
Name:	Lyndon Lea
Title:	Chairman and Chief Executive Officer

[Signature Page to Amendment No. 1 to Business Combination Agreement]

LEO INVESTORS LIMITED PARTNERSHIP

By:	Leo Investors General Partner Limited
Its:	General Partner

By:	/s/ Simon Brown
Name:	Simon Brown
Title:	Director

[Signature Page to Amendment No. 1 to Business Combination Agreement]

PRISM DATA, LLC

By:	/s/ Joseph Marinucci
Name:	Joseph Marinucci
Title:	Manager

[Signature Page to Amendment No. 1 to Business Combination Agreement]

CLAIRVEST GP MANAGECO INC.

By:	/s/ Robbie Isenberg
Name:	Robbie Isenberg
Title:	Managing Director

By:	/s/ James H. Miller
Name:	James H. Miller
Title:	General Counsel

[Signature Page to Amendment No. 1 to Business Combination Agreement]